UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 8th Avenue
New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (646) 737-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 10, 2010, Emerging Vision, Inc. (the “Company”) provided written notice (the “Notice”) to Neil Glachman, the President of the Company’s wholly-owned subsidiary, Combine Buying Group, Inc. (“Combine”), that his employment pursuant to that certain Employment Agreement, dated as of September 29, 2006, by and between the Company and Mr. Glachman (the “Employment Agreement”) (see Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006), was terminated for “Cause” as defined in Section 4(b) of the Employment Agreement as a result of, among other things, Mr. Glachman’s intentional refusal to perform his duties under the Employment Agreement and the breach of his fiduciary duties.

The Employment Agreement provides that Mr. Glachman was to be paid a base salary of $210,000 per annum, certain other benefits, and an annual bonus based upon certain financial targets of Combine.  The Employment Agreement provides for payment of compensation accrued through the date of termination upon Mr. Glachman’s termination for “Cause.”

The Employment Agreement further provides that: (i) subject to certain conditions, Mr. Glachman may contest the basis for the termination of his employment; (ii) in the event Mr. Glachman contests the basis for the termination of his employment in accordance with the Employment Agreement, Mr. Glachman’s termination shall be stayed and Mr. Glachman shall continue to be paid all compensation to which he is entitled under the Employment Agreement until the decision of a court of competent jurisdiction is rendered with respect to the issue of whether Mr. Glachman’s termination for “Cause” was proper; and (iii) if such court decides that the Company had the proper basis to terminate Mr. Glachman’s employment for “Cause,” then (A) the stay of the termination of Mr. Glachman’s employment shall be deemed lifted, (B) Mr. Glachman’s employment shall be deemed terminated for “Cause” pursuant to the Employment Agreement as of the date of the Notice, and (C) within ten (10) days following such decision, Mr. Glachman shall be required to repay to the Company the aggregate monetary amount of any and all salary, benefits, bonus and other compensation actually paid to Mr. Glachman from and after the effective date of such Notice.

On June 14, 2010, Mr. Glachman sent a letter to the Company’s Chief Financial Officer which was addressed to the Company’s General Counsel and Chief Executive Officer, notifying the Company that the reasons for the termination of his employment are contested.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 1.02 hereof which is hereby incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: June 16, 2010